NDR Materials NASDAQ: MBRX December 2017

DISCLAIMER All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward- looking statements contained in this release speak only as of its date. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward looking statements. More detailed information about Moleculin is set forth in our filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

3 Robust pipeline 3 distinctly different technologies, all with blockbuster potential World-leading collaboration MD Anderson Cancer Center Breakthrough disruptive technologies Annamycin for AML: non-cardiotoxic, avoids MDR1 WP1066: STAT3 inhibitor that also stimulates immune response WP1122: metabolic inhibitor with improved BBB transmission Highly experienced leadership Veteran pharma/biotech, life science micro-cap managers Proprietary positioning Orphan drug (applied) and/or patents, exclusive licenses

Selected Prior Experience Walter Klemp Chairman, President & CEO Don Picker, PhD Chief Science Officer Jonathan P. Foster. CPA, CGMA EVP & CFO Robert Shepard, MD, FACP Chief Medical Officer Sandra Silberman, MD & PhD Chief Medical Officer – New Products Experienced Management Team 4

Selected Prior Experiene Waldemar Priebe, PhD Madeleine Duvic, MD John Paul Waymack, MD, SCD Science Advisory Board Members 5

Development Pipeline 6 Preclinical Clinical Preparation Phase I/II Collaboration Other cancers Pancreatic Cancer Brain Tumors AML Annamycin Annamycin + WP1066 WP1066 - Glioblastoma, melanoma metastasized to the brain WP1066 - Diffuse intrinsic pontine gliomas (children) WP1220 - Cutaneous T-Cell Lymphoma WP1066 WP1122 - Glioblastoma WP1122 + Avastin - Glioblastoma WP1234 - Pancreatic cancer Medical University of Gdansk WP1066 - Ocular tumors DNA Targeting Cell Signaling Tumor Metabolism Combination

7 WP1066 WP1122 Annamycin IND MDA (Clinic; adult GBM) Mayo (grant; pediatric DIPG) Other Institutions MDA SRA Avastin POC Mouse Study (Norway; GBM) WP1220 (CTCL Poland) IND/Clinic (AML) Development Roadmap CTA/Clinic (AML; Poland) Potential for other indications Mouse Study (Norway) Potential for other indications Potential for Pancreatic Cancer WP1234

Value Inflection Points Points we consider to be key development milestones that may influence big pharma’s decision to license or acquire: • Annamycin – generation of Phase I/II data consistent with the clinical trials already completed • WP1066 and WP1122 – Proof of concept (showing activity against the targeted indication) in planned Phase I/II trials We believe we have the potential to hit one or more of these value inflection points within 2-3 years 8

Development Strategy 9 • Orphan Drug targets with high revenue potential • Focus on game-changing breakthroughs • Collaborate closely with MD Anderson Cancer Center • Minimize cash burn through virtual structure • Worldwide exclusive licenses and regulatory exclusivity create proprietary positioning for all projects

Industry Opportunity 10 • Orphan Drug sales represented approximately $29 billion in revenue in 2013 • There are no approved second-line therapies for AML • CPXX sold for $1.5 billion based on improving OS by 3.5 months, yet still leaves most AML patients without hope • Similar opportunities exist in brain tumors, pancreatic cancer and other rare diseases we are pursuing

Most of our technologies were developed at MD Anderson Cancer Center, the world’s largest cancer research facility centered within the world’s largest medical center With over 1,500 cancer researchers, our sponsored research has been supported by truly state of the art resources 11

Delivering Solutions 12

Annamycin Critical Advantages over Leading Drug Leading drugs are cardiotoxic and lose efficacy due to multidrug resistance Annamycin has little to no cardiotoxicity, avoids multidrug resistance, has been shown to be more potent in AML cell lines and has shown activity in patients who failed standard of care Potential to Significantly Improve Health Annamycin has shown the potential to significantly improve health in a Phase I/II acute myeloid leukemia (AML) trial Orphan Drug status as single agent for relapsed or refractory AML Positioned for Accelerated Approval Annamycin appears to be well suited for an accelerated approval pathway here in the US, and in Europe Absence of any approved second-line drug for most AML patients represents a significant unmet need Potentially shorter time scale for saving lives than with typical cancer drugs 13 Annamycin Process

Annamycin Delivers Remarkable Performance In a proof-of-concept Phase I/II clinical trial, Annamycin was given to patients who had failed an average of five previous induction therapy attempts 37% of those patients cleared enough of their leukemic cells to qualify for a bone marrow transplant We believe repeating this performance in a larger clinical trial, could warrant new drug approval 63% Efficacy Signal 37% Cleared Bone Marrow Blasts Annamycin gives new hope to patients who have run out of options 14 Relapsed/Refractory Acute Leukemia Patients

20% 80% Induction Therapy (Qualify for BMT) Success Failure 80% 20 % BMT (Results in Cure) Leukemia is a cancer of the white blood cells and the acute forms of leukemia can manifest quickly and leave patients with limited treatment options The only viable option for acute leukemia patients is a bone marrow transplant (BMT), and those BMTs are successful about 80% of the time The problem is that in order to qualify for a BMT, patients have to first eliminate most of their cancerous white blood cells through what is called “induction therapy” However, induction therapy is currently only successful in about 20% of patients Annamycin has the potential to qualify more people for induction therapy 15

WP1066 Portfolio Overview Based On Natural Compound Built from chemical backbone of bee pollen compound Unique Dual Action First drug to both directly inhibit tumor signaling while also stimulating patient immune response Activity Against Hardest-to-Treat Cancers Pre-clinical testing shows high level of activity against pancreatic cancer, metastatic melanoma, glioblastoma and others; yet very low potential for toxicity Independently Validated Subject of numerous peer reviewed journals validating findings across multiple institutions around the world 16 WP1066 Process

Proposed MOA of WP1066:

Deubiquitinase-Mediated Control of p-STAT3


p-STAT3, an activated form of STAT3
STAT3
P
WP1066 blockade
Deubiquitination
Ubiquitination
Ub
Marked For Degradation
Proteasomal Degradation
Proteasome

Aberrant deubiquitination can lead to constitutive activation of STAT3

WP1066 blocking of DUBs shifts the equilibrium towards ubiquitinated p-STAT3

Activated STAT3 (p-STAT3) relies on deubiquitinating enzymes (DUBs) to reverse ubiquitination and decrease proteasomal hydrolysis

WP1066 inhibition of DUBs increases ubiquitination of p-STAT3 and leads to the depletion of this oncogenic protein in the tumor cell

Moleculin

17

WP1122 Portfolio Overview Tumor cell Normal cell Addicted to Sugar A brain tumor requires as much as 18 to 37 times as much glucose to survive as a healthy brain cell Starving a Tumor to Death This eventually led to the theory that, if we feed tumor cells a glucose decoy (one that can’t convert into energy), we can kill the tumor This works well in a laboratory setting, but the problem is making these decoys drugable Breakthrough design WP1122 has been combined with a pro-drug to increase half-life and enable transmission across the blood brain barrier Potential to Change Standard of Care WP1122 (at suboptimal doses) performs as well or better than temozolomide in live human brain tumors; even better performance by combining the two drugs was shown in trials 18 Tumors are hyper-consumers of glucose and starve to death without it

WP1122 is Effective In Vivo against Gliomas 19 Orthotopic Glioblastoma Model in Mice WP1122 used alone has at least the same or greater activity than temozolomide (Temodar®), a current standard of care in patients diagnosed with glioblastoma 0 2 4 6 8 10 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 # o f A n im a ls Days Control Temodar WP1122

Recent Developments FDA Approved IND for Annamycin clinical trials (as well as Orphan Drug designation) Submitted request for CTA in Poland for Annamycin clinical trial FDA Approved Clinician-sponsored IND for WP1066 by MD Anderson Potential Mayo Clinic Study for WP1066 for Pediatric Brain Tumors Announcement of WP1122 as a Metabolic Inhibitor with the Potential to Treat Pancreatic Cancer Raised $8.7 million during nine-month period ended 9/30/17 Begun efforts to lay the foundation for a clinical trial of WP1066 for CTCL in Poland 20

Financial Overview 21

Financial Statement Summary The above unaudited financial information should be read with the notes, the financial statements of Moleculin and the notes thereto which are included its filings with the SEC. 22 In thousands - except for loss per share and shares outstanding For the Nine Months Ended Sep. 30, 2017 For the Nine Months Ended Sep. 30, 2016 (Unaudited) (Unaudited) Statement of Operations Data - MBI Revenue $ - $ - Research and development 2,260 616 General and administrative 2,987 1,848 Depreciation 13 2 Total operating expenses 5,260 2,466 Net loss $(6,620) $(2,503) Net loss per common share – basic and diluted ($0.37) ($0.28) September 30, 2017 (Unaudited) Balance Sheet Data – MBI Cash and cash equivalents $8,736 Prepaid expenses and other 7727 Total current assets 9,463 Total assets $20,633 Total current liabilities 1,832 Total liabilities 1,982 Accumulated deficit (11,295) Total stockholders’ equity 18,651 Shares outstanding 20,822,214

23 Robust pipeline 3 distinctly different technologies, all with blockbuster potential World-leading collaboration MD Anderson Cancer Center Breakthrough disruptive technologies Annamycin for AML: non-cardiotoxic, avoids MDR1 WP1066: STAT3 inhibitor that also stimulates immune response WP1122: metabolic inhibitor with improved BBB transmission Highly experienced leadership Veteran pharma/biotech, life science micro-cap managers Proprietary positioning Orphan drug (applied) and/or patents, exclusive licenses